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EXHIBIT 10.1.1               AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made effective December 4, 2003, by and between NAVARRE CORPORATION, a Minnesota corporation, (hereafter the "Company"), and ERIC H. PAULSON, a resident of the State of Minnesota (hereafter "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and Executive are parties to an existing Employment Agreement dated November 1, 2001 (hereafter "Employment Agreement"); and

         WHEREAS, the Company and Executive mutually desire to amend the Employment Agreement upon the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants hereinafter contained, the receipt and sufficiency of which is hereby acknowledged, each of the parties to this Amendment agree that the Employment Agreement is hereby amended as follows:

         1. Section 4(d) of the Employment Agreement is amended adding the following immediately subsequent to the current Section 4(d)(v):

                  (vi) EXECUTIVE'S COMPLIANCE WITH SECTION 8(c) OF THIS AGREEMENT. Notwithstanding anything herein to the contrary, Executive's receipt of any IDCP award payment pursuant to this
                  Section 4 is conditioned upon Executive's compliance with
                  Section 8(c) of this Agreement. In the event that Executive has materially breached the terms and conditions set forth in
                  Section 8(c) of this Agreement prior to the time that any IDCP award would otherwise be due to Executive, the Company's obligation to make any such IDCP award payment(s) to Executive shall cease immediately as of the date of the breach, and any future IDCP award payment obligations otherwise due to Executive by the Company shall cease for all time, irregardless of Executive's later cure of the breach.

         2. This Amendment shall be attached to and be a part of the Employment Agreement between the Company and Executive, and the parties hereto expressly acknowledge and agree that except as amended hereby, the Employment Agreement remains in full force and effect in accordance with its original terms and conditions and is not subject to any defenses, counterclaims or rights to setoff.

         3. This Amendment and the Employment Agreement reflect the entire agreement of the parties hereto and no other action or statement of either Executive or the Company, or any of its officers, directors, agents, employees, legal counsel or other representatives shall amend, or be deemed an addendum of, the Employment Agreement.

         4. This Amendment may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.


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IN WITNESS WHEREOF, in consideration of the mutual covenants contained herein, the parties have executed this Amendment effective as of the date and year above written.


THE COMPANY:                                          EXECUTIVE:

Navarre Corporation,
a Minnesota Corporation



By:
         James G. Gilbertson,                         Eric H. Paulson
         Chief Financial Officer





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